                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

          AMENDMENT, dated as of December 20, 2001 (this "Amendment") among
                                                          ---------
GLOBAL CROSSING LTD. ("GC"), a Bermuda corporation, ASIA GLOBAL CROSSING LTD.
                       --
("ASIA GC"), a Bermuda corporation, GLOBAL CROSSING NORTH AMERICAN HOLDINGS INC.
  -------
("GC North America"), a Delaware corporation, SATURN GLOBAL NETWORK SERVICES
  ----------------
HOLDINGS LIMITED ("Saturn"), a company incorporated under the laws of the United
                   ------
Kingdom, IXNET HONG KONG LTD. ("IXnet HK"), a Hong Kong corporation, ASIA GLOBAL
                                --------
CROSSING (SINGAPORE) PTE LTD., a Singapore corporation ("AGC Singapore") (each a
                                                         -------------
"Seller" and, collectively, the "Sellers"), GS CAPITAL PARTNERS 2000, L.P., GS
 ------                          -------
CAPITAL PARTNERS 2000 OFFSHORE, L.P., GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG, BRIDGE STREET SPECIAL OPPORTUNITIES FUND 2000, L.P., GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P. and STONE STREET FUND 2000, L.P. (collectively the "GS Funds") and IPC ACQUISITION CORP (formerly GS IPC Acquisition Corp.), a
     --------
Delaware corporation (the "Buyer"), to the PURCHASE AGREEMENT dated as of
                           -----
November 16, 2001 (the "Purchase Agreement") among the parties to this
                        ------------------
Amendment.

          WHEREAS, the parties to this Amendment have entered into the Purchase Agreement;

          WHEREAS, the parties to this Amendment desire to amend the terms of the Purchase Agreement as set forth below; and

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1. Definitions. Defined terms used in this Amendment not
          ---------- -----------
otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

          SECTION 2. Amendment to Sections 2.3 and 2.4 of the Purchase
          ---------- -------------------------------------------------
Agreement. Sections 2.3 and 2.4 of the Purchase Agreement are hereby deleted and
---------
the following text shall be substituted in lieu thereof:

          "SECTION 2.3 Working Capital Adjustments.
                       ---------------------------

          (a) At the Closing, the Sellers shall pay to the Buyer, by wire transfer of immediately available funds to such bank accounts of the Buyer as the Buyer shall designate in writing to the Sellers, an amount equal to $9,754,000.

          (b) No later than January 2, 2002, the Buyer shall:

                           (i) prepare, in accordance with GAAP (applied in a manner consistent with the Reference Balance Sheet as to principles, policies, methodologies and procedures), except for the exceptions thereto identified on Schedule 5.4(c), an estimated combined balance sheet of the Companies and their respective Subsidiaries as of the Closing Date (the "Estimated Preliminary Balance Sheet"); and
                             -----------------------------------

                           (ii) deliver to the Sellers a certificate executed by
                  Buyers and prepared with the assistance of a nationally recognized public accounting firm setting forth or attaching the Estimated Preliminary Balance Sheet and the Buyer's estimated calculation of (A) the amount of "working capital" of the Companies and their respective Subsidiaries (as defined in Section 2.3(f)) as of the Closing Date ("Estimated
                                                              ---------
                  Preliminary Net Working Capital Amount"), (B) the amount of
                  --------------------------------------
                  customer advances related to maintenance contracts of the Companies and their respective Subsidiaries as of the Closing Date ("Estimated Preliminary Deferred Maintenance Revenue
                         --------------------------------------------------
                  Amount"), (C) the amount of customer advances related to
                  ------
                  uncompleted installation contracts of the Companies and their respective Subsidiaries as of the Closing Date (the "Estimated
                                                                       ---------
                  Preliminary Deferred Turret Revenue Amount") and (D) the
                  ------------------------------------------
                  amount of costs incurred on uncompleted installation contracts of the Companies and their respective Subsidiaries as of the Closing Date ("Estimated Preliminary Work-In-Process Amount,"
                                 --------------------------------------------
                  together with the Estimated Preliminary Net Working Capital Amount, the Estimated Preliminary Deferred Turret Revenue Amount and the Estimated Preliminary Deferred Maintenance Revenue Amount, the "Estimated Preliminary Amounts"), each as
                                       -----------------------------
                  derived from the Estimated Preliminary Balance Sheet.

                           (iii) In the event the Sellers object to the
                  Estimated Preliminary Balance Sheet or the Estimated Preliminary Amounts (the "Preliminary Disputed Items"), the
                                            --------------------------
                  Sellers shall send a written notice within one Business Day of its receipt of the Estimated Preliminary Balance Sheet to the Buyer specifying the Sellers' objections in reasonable detail and the basis therefor (the "Preliminary Objection Notice").
                                               ----------------------------
                  The Sellers and the Buyer shall in good faith seek to resolve the Sellers' objections. For purposes of determining the adjustments, if any, specified in Section 2.4(a) of this Agreement, (A) the Estimated Preliminary Balance Sheet shall become the "Preliminary Balance Sheet" only if the Sellers do
                              -------------------------
                  not object to the Estimated Preliminary Balance Sheet or, in the event the Sellers do object, only after such balance sheet reflects any Preliminary Disputed Items set forth in the Preliminary Objection Notice as resolved by the Sellers and the Buyer, (B) the "Preliminary Net Working Capital Amount"
                                      --------------------------------------
                  shall mean the Estimated Preliminary Net Working Capital Amount as revised to reflect any Preliminary Disputed Items set forth in the Preliminary Objection Notice as resolved by the Sellers and the Buyer, (C) the "Preliminary Deferred
                                                      --------------------
                  Maintenance Revenue Amount" shall mean the Estimated Deferred
                  --------------------------
                  Maintenance Revenue Amount as revised to reflect any Preliminary Disputed Items set forth in the Preliminary Objection Notice as resolved by the Sellers and the Buyer, (D) the "Preliminary Deferred Turret Revenue Amount" shall mean
                       ------------------------------------------
                  the Estimated Preliminary Deferred Turret Revenue Amount as revised to reflect any Preliminary Disputed Items set forth in the Preliminary Objection Notice as resolved by the Sellers and the Buyer and (E) the "Preliminary Work-In-Process Amount"
                                             ----------------------------------
                  shall mean the Estimated Preliminary Work-In-Process Amount as revised to reflect any Preliminary Disputed Items set

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                  forth in the Preliminary Objection Notice as resolved by the
                  Sellers and the Buyer. If the Sellers send a Preliminary Objection Notice and the Sellers and the Buyer cannot resolve the Preliminary Disputed Items, no adjustments shall be made under Section 2.4(a). Notwithstanding anything to the contrary contained in this Agreement, the Sellers' failure to object to any item contained in the Estimated Preliminary Balance Sheet or the Estimated Preliminary Amounts or the Sellers' or the Buyer's agreement to resolve the Preliminary Disputed Items shall not preclude the Sellers or the Buyer from taking a contrary position for purposes of Sections 2.3(c) or (d).

                  (c) As promptly as practicable following the Closing Date (but not later than January 31, 2002), the Buyer shall:

                           (i) prepare, in accordance with GAAP (applied in a
                  manner consistent with the Reference Balance Sheet as to principles, policies, methodologies and procedures), except for the exceptions thereto identified on Schedule 5.4(c), a combined balance sheet of the Companies and their respective Subsidiaries as of the close of business on the Closing Date (the "Estimated Final Balance Sheet"); and
                        -----------------------------

                           (ii) deliver to the Sellers a certificate executed by
                  the Buyer setting forth or attaching the Estimated Final Balance Sheet and the Buyer's calculation of (A) the amount of "working capital" (as defined in Section 2.3(f)) of the Companies and their respective Subsidiaries as of the Closing Date ("Estimated Final Net Working Capital Amount"), (B) the
                         ------------------------------------------
                  amount of customer advances related to maintenance contracts of the Companies and their respective Subsidiaries as of the Closing Date ("Estimated Final Deferred Maintenance Revenue
                                 --------------------------------------------
                  Amount"), (C) the amount of customer advances related to
                  ------
                  uncompleted installation contracts of the Companies and their respective Subsidiaries as of the Closing Date (the "Estimated
                                                                       ---------
                  Final Deferred Turret Revenue Amount") and (D) the amount of
                  ------------------------------------
                  costs incurred on uncompleted installation contracts of the Companies and their respective Subsidiaries as of the Closing Date ("Estimated Final Work-In-Process Amount," together with
                         --------------------------------------
                  the Estimated Final Net Working Capital Amount, the Estimated Final Deferred Turret Revenue Amount and the Estimated Final Deferred Maintenance Revenue Amount, the "Estimated Final
                                                            ---------------
                  Amounts"), each as derived from the Estimated Final Balance
                  -------
                  Sheet.

                  (d) The Sellers shall have 20 Business Days following receipt of the certificate referenced in Section 2.3(c) (the "Review Period")
                                                               -------------
         in which to review the Estimated Final Balance Sheet and Estimated Amounts. In connection therewith, the Sellers and their authorized representatives (including outside accountants) shall have reasonable access to all relevant books and records and employees of the Companies and any subsidiaries to the extent required to complete such review. In the event the Sellers do not object to the contents of the Estimated Final Balance Sheet and Estimated Final Amounts prior to expiration

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         of the Review Period, (i) such balance sheet shall become the definitive balance sheet of the Companies as of the Closing Date (the "Final Balance Sheet"), (ii) the Estimated Final Net Working Capital
          -------------------
         Amount shall become the "Final Net Working Capital Amount," (iii) the
                                  --------------------------------
         Estimated Deferred Maintenance Revenue Amount shall become the "Final
                                                                         -----
         Deferred Maintenance Revenue Amount," (iv) the Estimated Final Deferred
         -----------------------------------
         Turret Revenue Amount shall become the "Final Deferred Turret Revenue
                                                 -----------------------------
         Amount" and (v) the Estimated Final Work-In-Process Amount shall become
         ------
         the "Final Work-In-Process Amount," each for the purposes of
              ----------------------------
         determining the adjustments (if any) specified in Sections 2.4(b), (c) and (d) of this Agreement. In the event the Sellers object to the Estimated Final Balance Sheet and any or all of the Estimated Final Amounts, the Sellers shall send a written notice to the Buyer specifying its objections in reasonable detail and the basis therefor, prior to expiration of the Review Period ("Objection Notice"). During
                                                    ----------------
         the 10 Business Day period following the Buyer's receipt of the Objection Notice (the "Resolution Period"), the Buyer and the Sellers
                                -----------------
         shall attempt to resolve the differences specified in the Objection Notice and any resolution by them (evidenced in writing) of such differences shall be final, binding and conclusive.

                  (e) If at the conclusion of the Resolution Period any amounts remain in dispute, then the amounts so in dispute (the "Disputed
                                                                 --------
         Items") shall be submitted to a firm of independent public accountants
         -----
         (the "Arbitrator") mutually selected by the Sellers and the Buyer
               ----------
         within 5 Business Days after the expiration of the Resolution Period. The Arbitrator shall determine and resolve, by independent review, the Disputed Items, in accordance with GAAP (applied in a manner consistent with the Reference Balance Sheet as to principles, policies, methodologies and procedures), except for the exceptions identified on
         Schedule 5.4(c). The Arbitrator's determination shall be made within 15 Business Days of its selection, shall be set forth in a written statement delivered to the Sellers and the Buyer and shall be final, binding and conclusive on the parties hereto. The Estimated Final Balance Sheet and the Estimated Final Amounts shall be adjusted to reflect all agreed upon changes and the resolution of all Disputed Items by the Arbitrator. The Estimated Final Balance Sheet, as so adjusted, shall become the Final Balance Sheet; the Estimated Final Net Working Capital Amount, as so adjusted, shall be the "Final Net Working
                                                               -----------------
         Capital Amount;" the Estimated Final Deferred Maintenance Revenue
         --------------
         Amount, as so adjusted, shall become the "Final Deferred Maintenance
                                                   --------------------------
         Revenue Amount;" and the Estimated Final Deferred Turret Revenue
         --------------
         Amount, as so adjusted, shall become the "Final Deferred Turret Revenue
                                                   -----------------------------
         Amount" and Estimated Final Work-In-Process, as so adjusted, shall
         ------
         become the "Final Work-In-Process Amount," each for the purposes of
                     ----------------------------
         determining the adjustments (if any) specified in Sections 2.4(b), (c) or (d). All fees and expenses of the Arbitrator shall be paid one-half by Buyer and one-half by the Sellers.

                  (f) For purposes of Sections 2.3 and 2.4, the amount of "working capital" of the Companies and their respective Subsidiaries as of any point of time shall mean (A) the combined total current assets (excluding Cash Balance, intercompany assets, deferred tax assets and costs incurred on uncompleted installation contracts) of the Companies and their Subsidiaries as of such point in time minus (B) the combined total current liabilities
                            -----
         (excluding intercompany liabilities, deferred tax liabilities and customer advances related to uncompleted installation contracts and maintenance contracts) of the Companies and their Subsidiaries as of such point in time; in each case, calculated in a manner consistent with the Reference Balance Sheet as to principles, policies, methodologies and procedures.

                  SECTION 2.4. Adjustments.  (a)  On January 3, 2002:
                               -----------

                        (i) the Buyer shall pay to the Sellers, by wire
                  transfer of immediately available funds to such bank accounts of the Sellers as the Sellers shall designate in writing to the Buyer, an amount equal to the excess, if any, of the Preliminary Net Working Capital Amount over the "working capital" of the Companies and their Subsidiaries as of the date of the Reference Balance Sheet plus $6,795,000 (the "Reference Net Working Capital Amount") (such payment, the
                   ------------------------------------
                  "Initial Working Capital Upward Adjustment").
                   -----------------------------------------

                        (ii) Sellers shall pay to the Buyer, by wire transfer
                  of immediately available funds to such bank accounts of the Buyer as the Buyer shall designate in writing to the Sellers, an amount equal to the excess, if any, of the Reference Net Working Capital Amount over the Preliminary Net Working Capital Amount (such payment, the "Initial Working Capital
                                                     -----------------------
                  Downward Adjustment").
                  -------------------

                        (iii) if the Preliminary Deferred Maintenance Revenue
                  Amount exceeds the amount of customer advances related to maintenance services of the Companies and their respective Subsidiaries as of the date of the Reference Balance Sheet (the "Reference Maintenance Amount"), the Sellers shall pay to
                        ----------------------------
                  the Buyer, by wire transfer of immediately available funds to such bank account of the Buyer as the Buyer shall designate in writing to the Sellers, an amount equal such excess (such payment, the "Preliminary Deferred Maintenance Revenue
                                ----------------------------------------
                  Adjustment").
                  ----------

                        (iv) if the amount of the Preliminary Deferred Turret
                  Revenue Amount less the Preliminary Work-In-Process Amount exceeds an amount equal to (A) the customer advances related to installation services as of the date of the Reference Balance Sheet less (B) the costs incurred on uncompleted installation contracts of the Companies and their respective Subsidiaries as reflected in the Reference Balance Sheet plus
                  (C) $11,049,000 (such amount, the "Reference Installation
                                                     ----------------------
                  Amount"), then the Sellers shall pay to the Buyer, by wire
                  ------
                  transfer of immediately available funds to such bank accounts of the Buyer, as the Buyer shall designate in writing to the Sellers, an amount equal to such excess (such payment, the "Preliminary Deferred Turret Revenue Adjustment").
                   ----------------------------------------------

                           (v) if the amount of the Reference Installation
                  Amount exceeds the Preliminary Deferred Turret Revenue Amount less the Preliminary Work-In-Process Amount, then the Buyer shall pay to the Sellers by wire transfer or immediately available funds to such bank accounts of the Sellers, as the Sellers shall designate in writing to the Buyer, an amount equal to such excess (such payment, the "Preliminary Deferred
                                                           --------------------
                  Turret Revenue Negative Adjustment").
                  ----------------------------------

                  (b) Promptly after the determination of the Final Net Working Capital Amount, Final Deferred Maintenance Revenue Amount, Final Deferred Turret Revenue Amount and Final Work-In-Process Amount, each pursuant to Section 2.3:

                           (i) if the sum of (A) the Final Net Working Capital Amount and (B) the Initial Working Capital Downward Adjustment, if any, exceeds the sum of (C) the Reference Net Working Capital Amount and (D) the Initial Working Capital Upward Adjustment, if any, then the Buyer shall pay to the Sellers, by wire transfer of immediately available funds to such bank accounts of the Sellers as the Sellers shall designate in writing to the Buyer, an aggregate amount equal to the excess of the sum of (v) the Final Net Working Capital Amount and (w) the Initial Working Capital Downward Adjustment, if any, over the sum of (x) the Reference Net Working Capital Amount and (y) the Initial Working Capital Upward Adjustment, if applicable, plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate; or

                           (ii) if the sum of (A) the Final Net Working Capital Amount and (B) the Initial Working Capital Downward Adjustment, if any, is less than the sum of (C) the Reference Net Working Capital Amount and (D) the Initial Working Capital Upward Adjustment, if any, the Sellers shall pay to the Buyer, by wire transfer of immediately available funds to such bank account of the Buyer as the Buyer shall designate in writing to the Sellers, an aggregate amount equal to the sum of (v) the Reference Net Working Capital Amount and (w) the Initial Working Capital Upward Adjustment, if any, less the sum of (x) the Final Net Working Capital Amount and (y) the Initial Working Capital Downward Adjustment, if any, plus interest on such amount from the Closing Date to the date of payment thereof at the Agreed Rate.

                           (iii) for avoidance of doubt, Sections 2.4(a)(i) and
                  (ii) and 2.4(b)(i) and (ii) are intended to work in conjunction with Section 7.8(e) to avoid duplication of payments and underpayments. To illustrate, the amount of the account receivable relating to an undeposited check shall not be included in "working capital" as the Sellers received the benefit of such check under Section 7.8 and the amount of the account payable relating to a check written by an IPC Entity which has not been deposited by the payee thereof shall be reduced by the amount of such check for the purposes of calculating "working capital" as the Sellers did not receive the cash supporting that check under Section 7.8.

                  (c) If the Final Deferred Maintenance Revenue Amount exceeds the sum of (A) the Reference Maintenance Amount and (B) the Preliminary Deferred Maintenance Revenue Adjustment, if any, the Sellers shall pay to the Buyer, by wire transfer of immediately available funds to such bank account of the Buyer as the Buyer shall designate in writing to the Sellers, an aggregate amount equal to such excess (such payment, the "Final Deferred Maintenance Revenue Adjustment"), plus interest on
              ---------------------------------------------
         such amount from the Closing Date to the date of payment thereof at the Agreed Rate; provided that, if (and only if) there was a Preliminary
                      --------
         Deferred Maintenance Revenue Adjustment and there is no Final Deferred Maintenance Revenue Adjustment and the Final Deferred Maintenance Revenue Amount is less than the sum of (x) the Preliminary Deferred Maintenance Revenue Adjustment and (y) the Reference Maintenance Amount, the Buyer shall pay to the Sellers, by wire transfer of immediately available funds to such bank amounts of the Sellers, as the Sellers shall designate in writing to the Buyer, an amount equal to the excess of the sum of (1) the Preliminary Deferred Maintenance Revenue Adjustment and (2) the Reference Maintenance Amount over the Final Deferred Maintenance Revenue Amount, plus interest on such amount from the Closing Date to the date of payment thereof at the Agreed Rate; provided, further, that in no event shall the Buyer make any payments
         --------  -------
         pursuant to the immediately preceding proviso in amounts in excess of the Preliminary Deferred Maintenance Revenue Adjustment.

                  (d) If the amount of the Final Deferred Turret Revenue Amount less the Final Work-In-Process Amount exceeds (A) the sum of (1) the Reference Installation Amount and (2) the Preliminary Deferred Turret Revenue Adjustment, if any, less (B) the Preliminary Deferred Turret Revenue Negative Adjustment, if any, then the Sellers shall pay to the Buyer, by wire transfer of immediately available funds to such bank accounts of the Buyer, as the Buyer shall designate in writing to the Sellers, an aggregate amount equal to such excess (the "Final Deferred
                                                                 --------------
         Turret Revenue Adjustment"), plus interest on such amount from the
         -------------------------
         Closing Date to the date of payment thereof at the Agreed Rate;

                  (e) If the Final Deferred Turret Revenue Amount less the Final Work-In-Process Amount plus the Preliminary Deferred Turret Revenue Negative Adjustment, if any, is less than the sum of (x) the Preliminary Deferred Turret Revenue Adjustment, if any, and (y) the Reference Installation Amount, the Buyer shall pay to the Sellers, by wire transfer of immediately available funds to such bank amounts of the Sellers, as the Sellers shall designate in writing to the Buyer, an amount equal to the excess of the sum of (1) the Preliminary Deferred Turret Revenue Adjustment, if any, (2) the Reference Installation Amount over the Final Deferred Turret Revenue Amount and (3) the Preliminary Deferred Turret Revenue Negative Adjustment, if any, plus interest on such amount from the Closing Date to the date of payment thereof at the Agreed Rate; provided, further, that in no event shall
                                     --------  -------
         the Buyer make any payments pursuant to the immediately preceding proviso in amounts in excess of (A) the Preliminary

         Deferred Turret Revenue Adjustment, if any, plus (B)$11,049,000 less
         (C) the Preliminary Deferred Turret Revenue Negative Adjustment, if any.

                  (f) The payments made pursuant to this Section 2.4 shall be allocated among the Shares and the Assets in the same proportion as the Purchase Price (prior to the adjustments under this Section 2.4 or the deferments under Section 3.5) was allocated among the Shares and the Assets on the Closing Date."

                  SECTION 3. Clarification and Amendment of Holdback Provisions.
                  ---------- --------------------------------------------------
(a) It is understood and agreed among the parties to this Amendment that the flush language appearing after Section 3.2(c)(ii) of the Purchase Agreement beginning with the text "Holdback of Purchase Price" shall be deemed to be
Section 3.3 of the Purchase Agreement. Section 3.3 shall be amended and restated in its entirety as follows:

                  "SECTION 3.3 Holdback of Purchase Price. (a) Notwithstanding
                               --------------------------
                  anything to the contrary in Articles II and III, the Buyer may withhold from the IPC Inc. Shares Purchase Price payable at the Closing an amount equal to the sum (such sum, the "Holdback Amount") of (1) the amount of the liabilities
                   ---------------
                  (excluding interest) owing under the IPC Guaranteed Debt set forth in the certificate delivered pursuant to Section 8.1(g) hereof, (2) the amount of liabilities incurred by the Sellers and their Affiliates (other than the IPC Entities) in connection with contracts or other agreements or arrangements guaranteed by the IPC Contract Guarantees, (3) an amount equal to the Transfer Penalties as set forth in the certificate delivered pursuant to Section 8.1(g) hereof and (4) an amount equal to the the sum of (i) the outstanding cash severance obligations and (ii) the cost outplacement services for those employees set forth on Schedule 7.10(k) (the "Severance
                                                                ---------
                  Obligations") as set forth in the certificate delivered
                  -----------
                  pursuant to Section 8.1(g) hereof. Concurrent with the Closing, the Buyer shall deposit an amount equal to the Holdback Amount in a segregated account in the Buyer's name with a bank of nationally recognized standing or in a money market account managed by Goldman, Sachs & Co. or any Affiliate of Goldman, Sachs & Co. (the "Holdback Account").
                                                          ----------------
                  The Buyer may not withdraw any amount in the Holdback Account except in accordance with this Section 3.3 or Section 7.23 hereof; provided that the Buyer may make quarterly withdrawals
                          --------
                  from the Holdback Account of interest accrued on any amounts deposited therein. GC North America acknowledges that it has no right, title or interest (legal, equitable or beneficial) in the funds so deposited or any interest accrued thereon. Upon receipt of evidence reasonably satisfactory to the Buyer that (i) the IPC Guaranteed Debt in whole or in part has been paid, discharged or otherwise satisfied by the Sellers or that the IPC Entities have been fully and unconditionally released in whole or in part from any such IPC Guaranteed Debt, (ii) the IPC Contract Guarantees or the contracts guaranteed by the IPC Contract Guarantees have been terminated in whole or in part (and, if in whole or in part, all amounts outstanding relating thereto have been have satisfied), (iii) the UK Employees have been reimbursed in whole or in part for the Transfer Penalties, (iv) the

                  Severance Obligations have been paid, satisfied or discharged in whole or in part, or (v) the tax liability set forth on
                  Schedule 5.11(b) relating to certain New York State taxes (the "Scheduled Tax Liability") has been paid, discharged or
                   -----------------------
                  otherwise satisfied by the Sellers, the Buyer shall promptly pay to GC North America an amount equal to (A) the principal amount of any IPC Guaranteed Debt to the extent paid, discharged or otherwise satisfied (or, after the Newbridge Certificate is received by the Buyer, 106% of such principal amount) or for which a full and unconditional release has been obtained; (B) the amount of liabilities incurred by the Sellers or their Affiliates (other than the IPC Entities) in connection with contracts or other agreements or arrangements guaranteed by any of the IPC Contract Guarantees to the extent satisfied in whole or in part, (C) if the UK Employees have been reimbursed in whole or in part for the Transfer Penalties, an amount equal to the Transfer Penalties to the extent reimbursed or (D) if the Severance Obligations have been paid, satisfied or discharged in whole or in part, the amount equal to the Severance Obligations to the extent paid, satisfied or discharged; provided, however, that the Buyer
                                           --------  -------
                  shall not be obligated to make any payment under this Agreement as a result of a payment, discharge or satisfaction of any of the obligations under this Section 3.3 that does not occur in accordance with the ordinary course of business of the payor (collectively, a "Non-Ordinary Course Payoff") until
                                              --------------------------
                  91 days after such Non-Ordinary Course Payoff; and provided,
                                                                     --------
                  further, in the event that any Non-Ordinary Course Payoff is
                  -------
                  made within 90 days prior to the commencement of a case under Title 11 of the United States Code or any other bankruptcy, liquidation or insolvency proceeding in which GC or any of its Affiliates that pays, discharges or satisfies such Non-Ordinary Course Payoff is a debtor, the Buyer shall not be obligated to make any payment to GC North America under this Agreement for any obligation of the type for which a Non-Ordinary Course Payoff was made unless and until a court of competent jurisdiction has determined by a final non-appealable order that such Non-Ordinary Course Payment cannot be avoided, reversed or recovered as a preference or for any other reason by the bankruptcy estate, debtor in possession, trustee, liquidator or receiver in connection with such bankruptcy, liquidation or insolvency proceeding, provided, further, that if the Scheduled Tax Liability has not
                  --------  -------
                  been paid, discharged or otherwise satisfied in full or the Newbridge Certificate has not been received by the Buyer, the Buyer shall not be obligated to pay any amount to GC North America pursuant to this Section 3.3 until the amounts described in (i) through (v) in the immediately preceding sentence exceed an amount equal to the sum of the Scheduled Tax Liability and any additional interest accrued thereon and $3,500,000 (the "Newbridge Amount"); provided, further, that
                                   ----------------    --------  -------
                  at such time as the Scheduled Tax Liability and any additional interest accrued thereon is paid, discharged or otherwise satisfied by the Sellers or the Newbridge Certificate has been received by Buyer, any amount not previously paid pursuant to the prior proviso but would have been paid had the Scheduled Tax Liability and any additional interest accrued thereon been paid, discharged or otherwise satisfied by the Sellers or, in the case of the Newbridge Amount, the Newbridge Certificate had been received, as the case may be, shall be paid to GC North America. In the event that the Buyer or any of its Affiliates makes any payment to GC North America pursuant to this Section
                  3.3 or any third party receives any amounts from the Buyer or any of its Affiliates with respect to the Scheduled Tax Liability, the IPC Guaranteed Debt or the IPC Contract Guarantees, the Buyer may withdraw funds from the Holdback Account in an amount equal to the amount so paid or collected. The Buyer shall only be required to make payments to GC North America pursuant to this Section 3 on a monthly basis. The Sellers shall use reasonable commercial efforts to receive a certificate from Newbridge Financial Services that if IPC Inc. was required to honor its guarantee of the IPC Guaranteed Debt that IPC Inc. would have the right to prepay the amounts owing under the guarantee without any premium in excess of what is required to be paid under the IPC Guaranteed Debt.

                           (b) Notwithstanding anything to the contrary
                  contained in this Agreement, neither the Buyer nor any of its Affiliates shall have any obligation to pay the Sellers any portion of the IPC Inc. Shares Purchase Price deferred at the Closing to the extent that the Buyer or any of its Affiliates pays any third party any amounts with respect to the Scheduled Tax Liability, the IPC Guaranteed Debt, the IPC Contract Guarantees, the Severance Obligations or the Transfer Penalties.

                           (c) Notwithstanding anything to the contrary in this
                  Agreement, it is understood and agreed among the parties to this Agreement that the IPC Guaranteed Debt does not include amounts (other than fees and expenses) under (i) that certain Letter of Credit issued by First Union National Bank for the benefit of Newbridge Financial Services, dated June 12, 2000, in the amount of $1,250,000, (ii) that certain Letter of Credit issued by First Union National Bank for the benefit of Newbridge Financial Services, dated June 12, 2000, in the amount of $1,000,000, (iii) that certain Letter of Credit issued by First Union National Bank for the benefit of Newbridge Financial Services, dated June 12, 2000, in the amount of $2,100,000 and (iv) that certain Letter of Credit issued by First Union National Bank for the benefit of Newbridge Financial Services, dated June 12, 2000, in the amount of $2,400,000 only to the extent that such letters of credit collateralize obligations that have already been taken into account in calculating the Holdback Amount."

                  SECTION 4. Amendment to Section 5.4 of the Purchase Agreement.
                  ---------- --------------------------------------------------
The following is hereby inserted into the Purchase Agreement as Section 5.4(e):

                      "For purposes of this Agreement, when the term "Subsidiaries" is used in connection with the Financial Statements and the Audited Financial Statements and the various balance sheets referred to in and calculations required by Sections 2.3 and 2.4, it shall also take into account the Assets as if they were owned by a Subsidiary."

                  SECTION 5.  Amendment to Section 5.10 of the Purchase
                  ----------  -----------------------------------------
Agreement.  Section 5.10(a) of the Purchase Agreement is hereby amended as
---------
follows:

                  The words "Closing Date" in the last sentence of Section 5.10(a) are hereby deleted and replaced with the words "the date hereof."

                  SECTION 6.  Amendments to Section 7.10 of the Purchase
                  ----------  ------------------------------------------
Agreement.  The following are hereby inserted into the Purchase Agreement as
---------
Sections 7.10(j), 7.10(k) and 7.10(l):

                        "(j)  GC U.K. Pension Plan.  (i)  GC shall cause all IPC
                              --------------------
                  Employees working in the United Kingdom (the "UK Employees")
                                                                ------------
                  who participate, immediately prior to the Closing Date, in the pension plan maintained for such employees by GC or any of its Affiliates (the "UK Pension Scheme") to become fully vested,
                                   -----------------
                  as of the Closing Date, in all employee and employer contributions contributed by GC or any of its Affiliate to the UK Pension Scheme on behalf of the UK Employees.

                              (ii)  GC shall, and shall cause its
                        Affiliates to, honor all agreements and arrangements in effect as of the Closing Date to make monthly contributions through the balance of a five-year period (ending in 2006) to the UK Pension Scheme on behalf of the UK Employees who participate, immediately prior to the Closing Date, in the UK Pension Scheme, in order to reimburse the UK Employees for the penalties imposed thereon in respect of the transfer of such employees' pension account balances from the Scottish Life pension fund to the UK Pension Scheme (the "Transfer
                                                            --------
                        Penalties"), in which contributions the UK Employees
                        ---------
                        shall be fully vested at all times, as a result of which, at the end of such five-year period, the UK Employees shall be fully reimbursed for such Transfer Penalties.

                        (k)   Severance Obligations. GC shall, or shall cause
                              ---------------------
                  its Affiliates, to assume all agreements and obligations of any IPC Entity and shall be solely responsible for any liability in respect of, including liabilities in connection with the termination of employment of, those employees set forth on Schedule 7.10(k) hereto and any other employees not listed on Schedule 7.10(g) and Sellers shall indemnify and hold harmless the Buyer and its Affiliates and their successors and assigns from any loss, liability, third-party claim, damage or expense arising out of or in connection with the foregoing and any agreements and obligations with respect thereto.

                        (l)   Employee Leasing.  Notwithstanding anything set
                              ----------------
                  forth in this Section 7.10 to the contrary, the IPC Employees set forth on Schedule 7.10(l) (the "Leased Employees") shall,
                                                      ----------------
                  as of the Closing Date, continue to be employed by the entity that, immediately prior to the Closing, employs such Leased Employee, shall remain on such entity's payroll and shall continue to participate in the benefit plans in which they participate immediately prior to the Closing. Thereafter the Sellers shall, or shall cause its Affiliates, to make the services of the Leased Employees available to the Buyer and the IPC Entities, until such time as the Buyer has established payroll procedures and mechanics necessary for administeringpayroll for the Leased Employees. The Buyer agrees to use its commercially reasonable efforts to establish, as soon as practicable after the Closing Date, such payroll procedures and mechanics necessary for administering the payroll for the Leased Employees, at which time, the Leased Employees shall become employees of the applicable IPC Entities (or Buyer entities) and the Sellers shall cease to have any obligation or liability with respect to the Leased Employees (except as otherwise expressly provided in this Agreement). The Buyer agrees to pay all costs and expenses associated with the leasing of the Leased Employees and the Sellers' continued administration of such the Leased Employees payroll, in accordance with the terms of the Network and Transition Services Agreement. In addition, the Buyer shall indemnify and hold harmless the Sellers and its successors and assigns from any loss, liability, employee or other third-party claim, damage or expense arising out of or in connection with the Leased Employees and the leasing arrangement described in this
                  Section 7.10(l)."

                  SECTION 7. Addition of New Section 7.23.  The following is
                  ---------- ----------------------------
hereby inserted into the Purchase Agreement as Section 7.23:

                  "SECTION 7.23 Worship Street Obligations. (a) GC and its
                                --------------------------
                  Affiliates shall use their reasonable best efforts (x) to obtain the consent of the landlord of the Worship Street Lease and any other documents required under applicable law necessary to assign the portion of the premises covered by Worship Street Leases that are used at the time of the Closing by GC or any of its Affiliates (other than the IPC Entities) (the "GC Premises") to GC (or an Affiliate of GC that is
                        -----------
                  reasonably acceptable to Buyer), and (y) to fully release the Buyer and its Affiliates from any and all liabilities and obligations under the Worship Street Leases as it relates to the GC Premises (collectively, the "Consent and Release"). GC
                                                      -------------------
                  hereby agrees to enter, or cause an Affiliate reasonably acceptable to Buyer to enter, into a sublease for the GC Premises as soon as possible after the Closing (the "Sublease") (and obtain all necessary consents and other
                   --------
                  permissions with respect thereto). The Sublease shall contain terms and provisions customary for subleases of its type and such terms and provisions shall be negotiated in good faith by GC and its Affiliates on the one hand and the Buyer and its Affiliates on the other. Under the terms of the Sublease, GC or its Affiliate shall pay to Buyer or an Affiliate of Buyer the following amounts (the "Sublease Amounts"): GC's pro-rata
                                              ----------------
                  share of the rent paid by Buyer or its Affiliates under the Worship Street Leases and GC's pro-rata share of all other expenses incurred by Buyer or its Affiliate in connection therewith (including, but not limited to, maintenance, security, services and other costs). GC's pro-rata share shall equal the percent of the total square footage covered by the Worship Street Leases represented by the GC Premises. Notwithstanding anything contained in this Agreement to the contrary, prior to the effectiveness of the Sublease, GC agrees to pay, or cause an Affiliate to pay, to the Buyer or an Affiliate of Buyer under a license arrangement established hereby (the "License") an
                                                                 -------
                  amount equal to the Sublease Amounts. The Sublease Amounts (whether under the Sublease or the License) shall be paid by GC or an Affiliate of GC at the time the Buyer or its Affiliates is required to make payments under the Worship Street Leases or otherwise. The Sublease shall also require that, and the License granted hereunder requires, that (x) GC or its Affiliate be responsible, from time to time as the GC Premises is vacated by GC or its Affiliates, for any rehabilitation costs (the "Worship Street Rehabilitation
                                             -----------------------------
                  Costs") associated with the removal of any equipment and the
                  -----
                  restoration of the GC Premises to a condition so that such premises may be used and rented for general office purposes (the "Rehabilitation"), and (y) the Buyer or its Affiliates
                        --------------
                  use commercially reasonable efforts to mitigate any damages resulting from a breach of the Sublease or License by GC or its Affiliates by seeking to sublease the GC Premises to a third party. For purposes of this Agreement, "Worship Street
                                                                --------------
                  Leases" shall mean that certain lease agreement between Quick
                  ------
                  Corp. and IPC Inc., dated January 11, 1999, and that certain lease agreement between Quick Corp. and IPC Inc., dated July 16, 1999, and any amendment or supplements thereto.

                           (b) In addition to the portion of the IPC Inc. Shares
                  Purchase Price payable at the Closing withheld pursuant to
                  Section 3.3, the Buyer may withhold from the IPC Inc. Shares Purchase Price an additional amount (the "Worship Street
                                                            --------------
                  Holdback Amount') equal to the sum of (i) $2,600,000 (the
                  ----------------
                  "Worship Street Rent Holdback Amount") and (ii) $600,000 (the
                   -----------------------------------
                  "Worship Street Rehabilitation Holdback Amount"). The Worship
                   ---------------------------------------------
                  Street Holdback Amount shall be deposited into the Holdback Account, but shall be tracked separately as provided in this
                  Section 7.23(b) and may not be withdrawn except as contemplated by this Section 7.23(b). When used herein, the phrase the "then outstanding amount of the Worship Street Holdback Amount," "then outstanding amount of the Worship Street Rent Holdback Amount" or the "then outstanding amount of the Worship Street Rehabilitation Holdback Amount" shall mean the original amount of the Worship Street Holdback Amount, the Worship Street Rent Holdback Account or the Worship Street Rehabilitation Holdback Amount, as the case may be, reduced by withdrawals from time to time by the Buyer as provided herein. The Buyer has the right (at its option) to invest the Worship Street Holdback Amount in U.K. Sterling or such other currency as used to make payments under the Worship Street Leases in lieu of U.S. dollars.

                               (i) If a subtenant acceptable to the Buyer in the Buyer's sole discretion shall have been substituted in place of GC and any of its Affiliates as the subtenants for the GC Premises (the Buyer agreeing to consider any subtenant proposed by GC) or GC and its Affiliates obtain a Consent and Release, the Buyer shall pay to GC North America an amount equal to the sum of (i) the then outstanding amount of the Worship Street Rent Holdback Amount and (ii) the then outstanding amount of the Worship Street Rehabilitation Holdback Amount less any expenses incurred or reasonably expected to be incurred by the Buyer as Worship Street Rehabilitation Costs. If only a portion of the GC Premises is subleased or a Consent and Release is obtained for only a portion of the GC Premises, the Buyer shall pay to GC North America an amount equal to the pro-rata portion of the then outstanding amount of the Worship Street Rent Holdback Amount and the then outstanding amount of the Worship Street Rehabilitation Holdback Amount (less the actual amount of expenses incurred or reasonably expected to be incurred by the Buyer for Worship Street Rehabilitation Costs) on the basis of square footage of the space subleased or the space with respect to which the Consent and Release is obtained as compared to the total square footage of the GC Premises. Upon making any such payment under this clause (i), the Buyer may withdraw from the Holdback Account an amount equal to any such payment (and the Worship Street Rent Holdback Amount and the Worship Street Rehabilitation Holdback Amount shall be correspondingly reduced).

                                    (ii)  If, at the time a payment is required
                  to be made by GC or its Affiliate, the then outstanding amount of the Worship Street Rent Holdback Amount is greater than (or equal to) the then remaining payments required to be made by GC or its Affiliates under the Sublease or the License through the expiration of the term thereof (the "Remaining Payments"),
                                                           ------------------
                  the Buyer shall withdraw from the Holdback Account an amount equal to such payment (but only to the extent the then outstanding amount of the Worship Street Rent Holdback Amount after giving effect to such payment would remain greater than (or equal to) the then Remaining Payments), the Worship Street Rent Holdback Amount shall be correspondingly reduced and GC or its Affiliates shall be relieved of making such payment under the Sublease or the License.

                                    (iii) If the Buyer incurs any Rehabilitation
                  Costs with respect to the GC Premises, the Buyer may withdraw from the Holdback Account an amount equal to the lesser of such costs or the then outstanding Worship Street Rehabilitation Holdback Amount (and the Worship Street Rehabilitation Holdback shall be correspondingly reduced). Following a reasonable time after (x) the expiration of the Sublease or the License or (y) GC and its Affiliates vacate the GC Premises in its entirety to permit Buyer to complete the Rehabilitation, the Buyer shall pay GC North America an amount equal to the then outstanding amount, if any, of the Worship Street Rehabilitation Holdback Amount. Upon making any such payment to GC North America, the Buyer may withdraw from the Holdback Account an amount equal to such payment.

                                    (iv)  To the extent an irrevocable letter of
                  credit has been issued or a irrevocable guarantee has been received (in either case from a bank of recognized standing and each in favor of the Buyer) for any or all of the then outstanding amount of the Worship Street Holdback Amount and the terms of that letter of credit or guarantee (x) provides Buyer with the same economic protection as provided to Buyer by the Holdback Account as it relates the GC Premises (as determined by Buyer in its reasonable judgment), and (y) is for a term that extends at least 180 days past the expiration of the Worship Street Lease, the Buyer shall pay to GC North America an amount equal to the amount of the then outstanding Worship Street Holdback Amount (or, in the case of a letter of credit or guarantee of less than the then outstanding Worship Street Holdback Amount, a proportional amount of then outstanding amount of the Worship Street Holdback Amount and the Worship Street Holdback Amount shall be correspondingly reduced). Upon making any such payment to GC North America, the Buyer may withdraw an equal amount from the Holdback Account.

                                    (v) If GC or its applicable Affiliates fails
                  to make the payments required under the Sublease or the License, Buyer may evict GC or its Affiliates from the GC Premises. In addition, to the extent GC does not make any payment required under the Sublease or the License in a timely manner whether or not GC has been evicted, Buyer may withdraw from the Holdback Account an amount equal to the lesser of such payments or the then outstanding amount of the Worship Street Rent Holdback Amount (and the Worship Street Rent Holdback Amount shall be correspondingly reduced). If the Buyer incurs Worship Street Rehabilitation Costs as a result of GC vacating of the GC Premises, the Buyer may withdraw from the Holdback Amount an amount equal to the lesser of the Worship Street Rehabilitation Costs or the then outstanding amount of the Worship Street Rehabilitation Holdback Amount (and the Worship Street Rehabilitation Holdback Amount shall be correspondingly reduced).

                  SECTION 8. Amendment to Section 8.1(g) of the Purchase
                  ---------- -------------------------------------------
Agreement. Section 8.1(g) of the Purchase Agreement is hereby amended and
---------
restated as follows:

                           "The Buyer shall have received a certificate signed by an authorized officer of GC North America that sets forth the amount outstanding as of the Closing Date of (i) the IPC Guaranteed Debt, (ii) liabilities incurred by the Sellers and their Affiliates (other than the IPC Entities) in connection with contracts or other agreements or arrangements guaranteed by the IPC Contract Guarantees, (iii) the Transfer Penalties and (iv) the Severance Obligations."

                  SECTION 9. Certain Definitions. (a) The definitions of
                  ---------- -------------------
"Additional Net Working Capital," "Arbitrator," "Closing Date Balance Sheet," "Closing Date Net Working Capital Amount," "Closing Date Deferred Maintenance Revenue Amount," "Closing Date Deferred Turret Revenue Amount," "Closing Date Work-In-Process Amount," "Deferred Maintenance Revenue Adjustment," "Deferred Turret Revenue Adjustment," "Disputed Items," "Excess Net Working Capital," "Objection Notice," "Preliminary Closing Date Balance Sheet," "Preliminary Amounts," "Preliminary Closing Date Net Working Capital Amount," "Preliminary Deferred Maintenance Revenue Amount," Preliminary Deferred Turret Revenue Amount," "Preliminary Work-In-Process Amount," "Purchase Price", "Purchase Price Adjustment", "Resolution Period" and "Review Period" appearing in Appendix A of the Purchase Agreement are hereby deleted and the following definitions shall be inserted in Appendix A of the Purchase Agreement in the proper alphabetical order:

                           "Additional Net Working Capital" shall mean the
                            ------------------------------
         excess, if any, of the Closing Date Net Working Capital Amount over the Reference Net Working Capital Amount.

               "Estimated Final Amounts" shall have the meaning set forth in
                -----------------------
Section 2.3(b)(ii).

               "Estimated Final Balance Sheet" shall have the meaning set forth
                -----------------------------
in Section 2.3(b)(i).

               "Estimated Final Deferred Maintenance Revenue Amount" shall have
                ---------------------------------------------------
the meaning set forth in Section 2.3(b)(ii).

               "Estimated Final Deferred Turret Revenue Amount" shall have the
                ----------------------------------------------
meaning set forth in Section 2.3(b)(ii).

               "Estimated Final Net Working Capital Amount" shall have the
                ------------------------------------------
meaning set forth in Section 2.3(b)(ii).

               "Estimated Final Work-In-Process Amount" shall have the meaning
                --------------------------------------
set forth in Section 2.3(b)(ii).

               "Estimated Preliminary Amounts" shall have the meaning set forth
                -----------------------------
in Section 2.3(a)(ii).

               "Estimated Preliminary Balance Sheet" shall have the meaning set
                -----------------------------------
forth in Section 2.3(a)(i).

               "Estimated Preliminary Deferred Maintenance Revenue Amount" shall
                ---------------------------------------------------------
have the meaning set forth in Section 2.3(a)(ii).

               "Estimated Preliminary Deferred Turret Revenue Amount" shall have
                ----------------------------------------------------
the meaning set forth in Section 2.3(a)(ii).

               "Estimated Preliminary Net Working Capital Amount" shall have the
                ------------------------------------------------
meaning set forth in Section 2.3(a)(ii).

               "Estimated Preliminary Work-In-Process Amount" shall have the
                --------------------------------------------
meaning set forth in Section 2.3(a)(ii).

               "Final Balance Sheet" shall have the meaning set forth in Section
                -------------------
2.3(c).

               "Final Deferred Maintenance Revenue Adjustment" shall have the
                ---------------------------------------------
meaning set forth in Section 2.4(c).

               "Final Deferred Maintenance Revenue Amount" shall have the
                -----------------------------------------
meaning set forth in Section 2.3(c).

               "Final Deferred Turret Adjustment" shall have the meaning set
                --------------------------------
forth in Section 2.4(d).

               "Final Deferred Turret Revenue Amount" shall have the meaning set
                ------------------------------------
forth in Section 2.3(c).

               "Final Net Working Capital Amount" shall have the meaning set
                --------------------------------
forth in Section 2.3(c).

               "Final Work-In-Process Amount" shall have the meaning set forth
                ----------------------------
in Section 2.3(c).

               "GC Worship Street Occupant" shall have the meaning set forth in
                --------------------------
Section 7.23.

               "Initial Working Capital Upward Adjustment" shall have the
                -----------------------------------------
meaning set forth in Section 2.4(a)(i).

               "Initial Working Capital Downward Adjustment" shall have the
                -------------------------------------------
meaning set forth in Section 2.4(a)(ii).

               "IXNet Partition" shall have the meaning set forth in Section
                ---------------
7.23.

               "Non-Ordinary Course Payoff" shall have the meaning set forth in
                --------------------------
Section 3.3(a).

               "Objection Notice" shall have the meaning set forth in Section
                ----------------
2.3(c).

               "Preliminary Adjustment Holdback Amount" shall have the meaning
                --------------------------------------
set forth in Section 3.3(a).

               "Preliminary Balance Sheet" shall have the meaning set forth in
                -------------------------
Section 2.3(a)(iii).

               "Preliminary Disputed Items" shall have the meaning set forth in
                --------------------------
Section 2.3(a)(iii).

               "Preliminary Deferred Maintenance Revenue Adjustment" shall have
                ---------------------------------------------------
the meaning set forth in Section 2.4(a)(iii).

               "Preliminary Deferred Maintenance Revenue Amount" shall have the
                -----------------------------------------------
meaning set forth in Section 2.3(a)(iii).

               "Preliminary Deferred Turret Adjustment" shall have the meaning
                --------------------------------------
set forth in Section 2.4(a)(iv).

               "Preliminary Deferred Turret Revenue Amount" shall have the
                ------------------------------------------
meaning set forth in Section 2.3(a)(iii).

               "Preliminary Net Working Capital Amount" shall have the meaning
                --------------------------------------
set forth in Section 2.3(a)(iii).

               "Preliminary Objection Notice" shall have the meaning set forth
                ----------------------------
in Section 2.3(a)(iii).

                       "Preliminary Work-In-Process Amount" shall have the
                       -----------------------------------
meaning set forth in Section 2.3(a)(iii).

                       "Purchase Price" shall mean the Assets Purchase Price
                       ---------------
plus the Shares Purchase Price (as may be adjusted or deferred pursuant to Sections 2.4 and/or 3.3 hereof).

                       "Reference Installation Amount" shall have the meaning
                       ------------------------------
set forth in Section 2.4(a)(iv).

                       "Reference Maintenance Amount" shall have the meaning set
                       -----------------------------
forth in Section 2.4(a)(iii).

                       "Resolution Period" shall have the meaning set forth in
                       ------------------
Section 2.3(c).

                       "Review Period" shall have the meaning set forth in
                       --------------
Section 2.3(c).

                       "Severance Obligations" shall have the meaning set forth
                        ---------------------
in Section 7.10(k).

                       "Sublease" shall have the meaning set forth in Section
                        --------
7.23.

                       "Transfer Penalties" shall have the meaning set forth in
                        ------------------
Section 7.10(j).

                       "UK Employees" shall have the meaning set forth in
                        ------------
Section 7.10(j).

                       "UK Pension Scheme" shall have the meaning set forth in
                        -----------------
Section 7.10(j).

                       "Worship Street Holdback Amount" shall have the meaning
                        ------------------------------
set forth in Section 7.23.

                       "Worship Street Leases" shall have the meaning set forth
                        ---------------------
in Section 7.23.

                       "Worship Street Premises" shall have the meaning set
                        -----------------------
forth in Section 7.23.

                       "Worship Street Rehabilitation Costs" shall have the
                        -----------------------------------
meaning set forth in Section 7.23.

                       "Worship Street Rehabilitation Holdback Amount" shall
                        ---------------------------------------------
have the meaning set forth in Section 7.23.

                       "Worship Street Rent Holdback Amount" shall have the
                        -----------------------------------
meaning set forth in Section 7.23.

               "(b)    The definition of "EBITDA" set forth in Appendix A to the
Purchase Agreement shall be amended to (i) delete the word "plus" which appears after the words "restructuring charges" and (ii) substitute the word "plus" in lieu of the word "and" which appears after the word "Refund" and shall be restated in its entirety as follows:

               "`EBITDA' shall mean (i) net income plus (ii) interest expense,
                 ------
               net plus (iii) income tax provision and less the income tax benefit plus (iv) depreciation and amortization less (v) extraordinary loss on senior notes plus (vi) merger costs related to the acquisition of the IPC Entities by GC plus (vii) restructuring charges less (viii) Dividend Income-UK Tax Refund plus (ix) expenses incurred by the IPC Entities in this transaction."

               SECTION 10. Certain Section References. (a) Section references in
               ----------- --------------------------
the Purchase Agreement (other than those section references contained in Sections 2.3 and 2.4) listed below in the left-hand column shall be deemed to be references to the section references listed below in the right hand column:

         Original Section Reference        Amended Section Reference
         --------------------------        -------------------------

               Section 2.3(a) ..................... Section 2.3(b)
               Section 2.3(a)(i) .................. Section 2.3(b)(i)
               Section 2.3(a)(ii) ................. Section 2.3(b)(ii)
               Section 2.3(b) ..................... Section 2.3(c)
               Section 2.3(c) ..................... Section 2.3(d)
               Section 2.3(d) ..................... Section 2.3(e)
               Section 2.4(a) ..................... Section 2.4(c)
               Section 2.4(a)(i) .................. Section 2.4(c)(i)
               Section 2.4(a)(ii) ................. Section 2.4(c)(ii)
               Section 2.4(b) ..................... Section 2.4(d)
               Section 2.4(c) ..................... Section 2.4(e)
               Section 2.4(d) ..................... Section 2.4(f)

               (b) It is understood and agreed among the parties to this Amendment that the flush language appearing after Section 9.3(a)(ii) of the Purchase Agreement beginning with the text "Notwithstanding anything to the contrary" shall be deemed to be Section 9.3(a)(iii) of the Purchase Agreement.

               SECTION 11. Amendment to Section 12.9 of the Purchase Agreement.
               ----------- ---------------------------------------------------
Section 12.9 of the Purchase Agreement shall be amended to insert the words "(as such Purchase Price may be adjusted or deferred pursuant to Sections 2.4 and/or
3.3 hereof)" after the words "Purchase Price" in the first sentence of Section
12.9 of the Purchase Agreement and shall be restated in its entirety as follows:

               "SECTION 12.9. Obligations of GS Funds. Notwithstanding anything
                ------------- -----------------------
               contained in this Agreement to the contrary, the GS Funds shall be severally liable for the payment of the Purchase Price (as such Purchase Price may be adjusted or deferred pursuant to Sections 2.4 and/or 3.3 hereof) in the percentages opposite the name of each such GS Fund on the signature page hereto. Other than such liability, no GS Fund shall have any other obligation or liability under this Agreement or in connection with the transactions contemplated hereby."

               SECTION 12. Waiver of Non-Compliance of Sections 5.5, 7.1 and
               -------------------------------------------------------------
8.1(a) of the Purchase Agreement. The Buyer hereby waives any non-compliance by
--------------------------------
the Sellers and their

Affiliates of Sections 5.5, 5.10(a), 5.10(e), 7.1 and 8.1(a) of the Purchase Agreement in respect of any of the termination of employment of employees set forth on Schedule 7.10(k) hereto.

               SECTION 13. Miscellaneous. (a) Except as otherwise expressly
               ----------- -------------
modified by this Amendment, the Purchase Agreement is and shall continue to be in full force and effect in accordance with its terms.

               (b) This Amendment may be executed by the parties hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

               (c) The parties hereby agree to restate the Purchase Agreement in its entirety as amended hereby.

               (d) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                     GLOBAL CROSSING LTD.


                                     By: /s/ C.J. Nash
                                         -----------------------
                                         Name: C.J. Nash
                                         Title:



                                     ASIA GLOBAL CROSSING LTD.



                                     By: /s/ Monte Baier
                                         -----------------------
                                         Name: Monte Baier
                                         Title:


                                     GLOBAL CROSSING NORTH AMERICAN
                                     HOLDINGS INC.


                                     By: /s/ C.J. Nash
                                         -----------------------
                                         Name: C.J. Nash
                                         Title:


                                     SATURN GLOBAL NETWORK SERVICES
                                     HOLDINGS LIMITED



                                     By: /s/ Monte Baier
                                         -----------------------
                                         Name: Monte Baier
                                         Title:



                                     IXNET HONG KONG LTD.


                                     By: /s/ Monte Baier
                                         -----------------------
                                         Name: Monte Baier
                                         Title:

                              ASIA GLOBAL CROSSING (SINGAPORE) PTE LTD.


                              By: /s/ Monte Baier
                                  -------------------------------
                                  Name: Monte Baier
                                  Title:

                              IPC ACQUISITION CORP.


                              By: /s/ Joseph Gleberman
                                  -------------------------------
                                  Name: Joseph Gleberman
                                  Title:

                              GS CAPITAL PARTNERS 2000, L.P.
                              By: GS Advisors 2000, L.L.C., its general partner


                               By: /s/ Joseph Gleberman
                                   --------------------------------------
                                   Name: Joseph Gleberman
                                   Title:

                              GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.
                              By: GS Advisors 2000, L.L.C., its general partner


                               By: /s/ Joseph Gleberman
                                   -------------------------------------
                                   Name: Joseph Gleberman
                                   Title:

                              GS CAPITAL PARTNERS 2000 GMBH & CO.
                              BETEILIGUNGS KG
                              By: Goldman Sachs Management GP GmbH, its general partner


                               By: /s/ Joseph Gleberman
                                   --------------------------------------
                                   Name: Joseph Gleberman
                                   Title:

                                    BRIDGE STREET SPECIAL OPPORTUNITIES
                                    FUND 2000, L.P.
                                    By: Bridge Street Special Opportunities 2000
                                    L.L.C., its general partner


                                      By: /s/ Joseph Gleberman
                                          ----------------------------
                                          Name: Joseph Gleberman
                                          Title:


                                    GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.
                                    By: GS Employee Funds 2000 GP, L.L.C.,
                                    its general partner

                                      By: /s/ Joseph Gleberman
                                          ----------------------------
                                          Name: Joseph Gleberman
                                          Title:


                                    STONE STREET FUND 2000, L.P.
                                    By: Stone Street 2000, L.L.C., its general
                                    partner


                                      By: /s/ Joseph Gleberman
                                          ----------------------------
                                          Name: Joseph Gleberman
                                          Title: